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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 1, 2001



                               Newmark Homes Corp.

             (Exact name of registrant as specified in its charter)


            Delaware                               000-23677                              76-0460831
  (State or other jurisdiction              (Commission File Number)            (IRS Employer Identification No.)
of incorporation or organization)


                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479
              (Address of Registrant's principal executive offices)


                                  281-243-0100
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

               On October 1, 2001, Newmark Homes Corp. (the "Company") dismissed BDO Seidman, LLP as its independent accountants. The Company engaged Ernst & Young, LLP as its new independent certified public accountants as of October 1, 2001. The Company had not consulted Ernst & Young, LLP on any accounting or auditing issues. The Company's Audit Committee participated in and approved the decision to change independent accountants.

               The reports of BDO Seidman, LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

               In connection with its audits for the two most recent years and through October 1, 2001, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

               During the last two years and for the interim period through October 1, 2001, there were no reportable events of the type described in Item 304 (a) (1) (v) of Regulation S-K.

               The Company requested that BDO Seidman, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 3, 2001, is filed as Exhibit 1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1     Letter from BDO Seidman, LLP dated October 3, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         NEWMARK HOMES CORP., a Delaware
                                         corporation


                                         By: /s/ Terry C. White
                                            -----------------------------------
                                            Terry C. White
                                            Senior Vice President and Secretary

Date:    October 5, 2001



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
  99.1          Letter from BDO Seidman, LLP dated October 3, 2001.
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